EXHIBIT 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill Associates, Inc.
	508-373-1100	(617) 542-5300
IPG Photonics Reports Record Fourth Quarter and Full Year 2006 Sales
•	Company Grows Revenue by 49% in 2006

•	Adjusted Net Income Increases 188%

•	Cash Flow From Operations Rises to $20.2 million
OXFORD, Mass. — March 6, 2007 — IPG Photonics Corporation (Nasdaq: IPGP), the leader in high-performance fiber lasers for diverse applications, today reported financial results for the fourth quarter and year ended December 31, 2006. IPG Photonics completed its initial public offering of common stock in December 2006.

(In millions, except per share data)	Q4 2006	Q4 2005	2006	2005
Revenue	$42.1	$34.1	$143.2	$96.4
Net income	$16.6	$3.9	$29.2	$7.4
Earnings (loss) per diluted share	$(0.11)	$0.11	$0.26	$0.16
Adjusted net income*	$6.6	$4.2	$23.6	$8.2
Adjusted earnings per share*	$0.17	$0.11	$0.61	$0.21
*Adjusted net income and adjusted earnings per share are non-GAAP measures. Please refer to the exhibit to this press release for a reconciliation of adjusted net income and adjusted earnings per share to net income and earnings per share, respectively.
Revenue increased by 23% to $42.1 million for the fourth quarter of 2006 from $34.1 million for the fourth quarter of 2005. For the full year, revenue increased by 49% to $143.2 million for 2006 from $96.4 million for 2005.
Net income increased to $16.6 million for the fourth quarter of 2006 from $3.9 million for the fourth quarter of 2005. Fourth-quarter 2006 adjusted net income was $6.6 million compared to $4.2 million for the fourth quarter of 2005. Adjusted net income excludes charges related to the change in the fair value of the Company’s series B warrants of $3.1 million and $0.3 million in the fourth quarters of 2006 and 2005, respectively, as well as a $13.1 million benefit related to the release of a deferred tax valuation allowance in the fourth quarter of 2006.
For the full year, net income increased to $29.2 million for 2006 from $7.4 million for 2005. Full year 2006 adjusted net income was $23.6 million compared to $8.2 million for 2005. Adjusted net income excludes charges related to the change in the fair value of the series B warrants of $7.5 million and $0.8 million in 2006 and 2005, respectively, as well as a $13.1 million benefit related to release of a deferred tax valuation allowance in 2006.
Earnings (loss) per diluted share was $(0.11) for the fourth quarter of 2006 compared to $0.11 for the fourth quarter of 2005. Fourth quarter adjusted earnings per share was $0.17 for 2006 compared to $0.11 for 2005. Adjusted earnings per share excludes the items referenced above, a one-time deemed dividend of $18.3 million related to the beneficial conversion of preferred stock in the Company’s initial public offering in 2006 and accretion relating to preferred stock.
For the full year, earnings per diluted share was $0.26 for 2006 compared to $0.16 for full year 2005. Full year adjusted earnings per share was $0.61 for 2006 compared to $0.21 for 2005.
The Company used a portion of the proceeds from its initial public offering to purchase its series B warrants eliminating future charges related to the series B warrants after the fourth quarter of 2006. Also, no further deemed dividend charges associated with the conversion of the Company’s previously outstanding preferred stock will be required in future periods.
IPG Photonics generated $10.3 million in cash from operating activities in the fourth quarter of 2006. For the full year 2006, the Company generated $20.2 million in cash from operating activities and reported cash and cash equivalents of $75.7 million at year end 2006 compared to $8.4 million at year end 2005.

Comments on the Fourth Quarter
“IPG performed exceedingly well in the fourth quarter of 2006,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “Revenues for the quarter rose 23 percent over the prior year and annual revenues increased by 49 percent over the prior year. The growth rate in Q4 2006 over the prior year was lower than our annual growth rate because of an exceptionally strong Q4 in 2005. To put Q4 results in perspective, sales in Q4 grew sequentially by 16.3 percent from Q3 2006. We achieved these impressive results due to our ability to develop and produce superior fiber lasers and amplifiers, and capitalize on the robust demand for these next-generation laser products across a variety of end markets and geographic regions.”
“Our sales growth was driven by sales of fiber lasers for materials processing applications, including low and mid-power OEM sales and high-power laser sales,” continued Dr. Gapontsev. “IPG Photonics’ lasers are used by materials processing customers primarily for marking, cutting and welding a wide variety of materials. This is currently our largest market and the one where we are experiencing the greatest growth.”
“In addition to our strong financial performance, we also achieved several significant milestones during the quarter, including completing a successful IPO in December,” added Dr. Gapontsev. “We won several new OEM orders as well as end-user orders that demonstrated the continuing momentum of our products in the market. We also made progress in optimizing our manufacturing and selling capabilities by bringing online a new application center in Germany, and we received Chinese approvals to open an office there.”
Outlook
“As we begin our first full year as a public company, we have several key goals that support our growth strategy,” said Dr. Gapontsev. “First, we plan to target new applications for fiber lasers and to displace existing laser technologies. We also plan to support our growing customer base with expanded worldwide service capabilities and applications labs. In addition, we plan to continue to optimize our manufacturing through new facilities and improved techniques.”
For the first quarter of 2007, IPG Photonics expects revenues in the range of $38 million to $41 million. The Company anticipates earnings per diluted share in the range of $0.10 to $0.14 based on 45,259,000 common shares, which includes 42,902,000 basic common shares outstanding and 2,357,000 potentially dilutive options, compared to a share count of 40,234,000 common shares used to calculate adjusted earnings per share for the fourth quarter of 2006. The increase gives full effect to the shares issued in the IPO.
“Based on our strong backlog and continued robust demand for our products, including growing OEM orders, we anticipate strong financial performance throughout 2007,” concluded Dr. Gapontsev.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights on Tuesday, March 6 at 10:00 a.m. ET. To listen to the conference call, dial (913) 981-5533 or (800) 289-0544. In addition, the conference call will be available to interested parties through a live audio Internet broadcast at www.ipgphotonics.com. The call will be archived and accessible on the Company’s website for six months shortly after the conclusion of the call.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures of adjusted net income and adjusted earnings per share, in each case excluding the impact of the fair value adjustment to the series B warrants, the deemed dividends associated with the beneficial conversion of the Company’s preferred stock into common stock, preferred stock accretion and the benefit from the release of a deferred tax valuation allowance. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of growth in the Company’s core operating results and future prospects, and can also help investors who wish to make comparisons between IPG Photonics and other companies. IPG Photonics management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures also are used by management in its financial and operating decision-making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Although non-GAAP financial measures used in this release exclude the accounting treatment of the fair value adjustment to the series B warrants, the deemed dividends associated with the beneficial conversion of the Company’s preferred stock, preferred stock accretion and the benefit from the release of a deferred tax valuation allowance, these non-GAAP measures should not be relied upon independently, as they do not reflect the impact that these items have on our operating results. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the exhibit to this press release.
About IPG Photonics Corporation
IPG Photonics is a leading global manufacturer of high-performance fiber lasers and amplifiers for diverse applications in numerous markets, such as materials processing, communications, medical, and scientific and research. Founded in 1990, IPG Photonics pioneered the development and commercialization of optical fiber-based lasers, a new generation of lasers that combine the advantages of semiconductor diodes with the high amplification and precise beam qualities of specialty optical fibers. Fiber lasers deliver superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end-users to increase productivity and lower operating costs. Headquartered in Oxford, Massachusetts, IPG has additional plants in Germany, Russia and Italy, and regional sales offices in Michigan, Japan, South Korea, India and the United Kingdom. For more information on IPG Photonics, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to increasing demand for our products, backlog, growth rates, targeting new applications for fiber lasers, and displacing existing laser technologies, expanding worldwide service capabilities, opening new facilities and application labs, achieving strong performance in 2007, and the Company’s revenue and EPS guidance for the first quarter of 2007. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with our ability to penetrate new applications for fiber lasers and increase market share, the rate of acceptance and penetration of our products, effective management of growth, level of fixed costs from our vertical integration, intellectual property infringement claims and litigation, interruption in supply of key components, contract cancellations, manufacturing risks, competitive factors including declining average selling prices, building and expanding field service and support operations, uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company’s products and services and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Prospectus dated December 12, 2006 (filed with the SEC on December 13, 2006) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof.
The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
IPGP-G

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(in thousands, except per share data)
NET SALES	$42,097	$34,147	$143,225	$96,385
COST OF SALES	21,948	20,718	79,931	62,481

GROSS PROFIT	20,149	13,429	63,294	33,904

OPERATING EXPENSES:
Sales and general & administrative	7,281	4,791	20,744	13,834
Research and development	2,230	1,611	6,544	5,788

Total operating expenses	9,511	6,402	27,288	19,622

OPERATING INCOME	10,638	7,027	36,006	14,282

OTHER (EXPENSE) INCOME — Net:
Interest expense — net	(442)	(430)	(1,493)	(1,840)
Fair value adjustment to Series B Warrants	(3,088)	(268)	(7,444)	(745)
Other income — net	907	40	1,050	236

Total other expense	(2,623)	(658)	(7,887)	(2,349)

INCOME BEFORE BENEFIT FROM (PROVISION FOR) INCOME TAXES AND MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	8,015	6,369	28,119	11,933
BENEFIT FROM (PROVISION FOR) INCOME TAXES	9,592	(2,043)	2,995	(4,080)
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	(971)	(401)	(1,881)	(426)

NET INCOME	$16,636	$3,925	$29,233	$7,427

NET INCOME (LOSS) PER SHARE:
Basic	$(0.11)	$0.11	$0.27	$0.16
Diluted	$(0.11)	$0.11	$0.26	$0.16
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	30,399	26,608	27,896	26,232
Diluted	30,399	28,398	33,005	30,167
ADJUSTED EARNINGS PER SHARE*	$0.17	$0.11	$0.61	$0.21
ADJUSTED SHARES OUTSTANDING*	40,234	38,261	39,091	37,885
*Please refer to the exhibit to this press release for a reconciliation of adjusted earnings per share to earnings per share, respectively.

IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS	(in thousands, except share data)
CURRENT ASSETS:
Cash and cash equivalents	$75,667	$8,361
Accounts receivable — net	22,353	15,434
Inventories — net	42,162	26,525
Prepaid expenses and other current assets	6,666	2,482
Deferred income taxes	9,591	3,005

Total current assets	156,439	55,807

RESTRICTED CASH	40	36
DEFERRED INCOME TAXES	3,801
PROPERTY, PLANT, AND EQUIPMENT — Net	67,153	50,995
EMPLOYEE AND STOCKHOLDER LOANS	86	6,339
OTHER ASSETS	4,973	2,304

TOTAL	$232,492	$115,481

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$2,603	$8,746
Current portion of long-term debt	8,299	10,438
Accounts payable	7,640	5,164
Accrued expenses and other liabilities	13,940	9,907
Income taxes payable	8,289	65

Total current liabilities	40,771	34,320

DEFERRED INCOME TAXES	232	82

LONG-TERM DEBT	30,068	15,643

SERIES B WARRANTS	—	14,644

COMMITMENTS AND CONTINGENCIES MINORITY INTERESTS	2,827	948

CONVERTIBLE REDEEMABLE PREFERRED STOCK, $0.0001 par value:
Series B	—	91,248
Series D	—	5,100
STOCKHOLDERS’ EQUITY (DEFICIT):	—
Preferred stock		4,880
Common stock	4	4
Additional paid-in capital	271,122	95,029
Notes receivable from stockholders	(23)	(463)
Deferred compensation		(111)
Accumulated deficit	(120,392)	(149,625)
Accumulated other comprehensive income	7,883	3,782

Total stockholders’ equity (deficit)	158,594	(46,504)

TOTAL	$232,492	$115,481

GAAP TO NON-GAAP RECONCILIATION-NET INCOME AND EARNINGS PER SHARE

RECONCILIATION OF BASIC EPS TO ADJUSTED EPS - FOR FULL YEAR	2006	EPS	2005	EPS

	(in thousands, except for per share data)
Reconciliation of shares used to calculate adjusted EPS
Weighted average basic shares outstanding	27,896		26,232
Weighted average common shares attributable to conversion of preferred stock[1]	(458)		—
Total common shares issued upon conversion of preferred stock	9,296		9,296
Potentially dilutive options	2,357		2,357

Adjusted common equivalent shares outstanding	39,091		37,885

Net income allocable to common stockholders used to calculate basic EPS	$7,877	$0.27	$4,258	$0.16
Dilutive effect of additional shares on basic EPS		(0.07)		(0.05)
Accretion of preferred stock	1,994	0.05	2,351	0.06
Beneficial conversion related to preferred stock	18,267	0.47	—	—
Income attributable to preferred stock	1,095	0.03	818	0.02

Net income	$29,233	$0.75	$7,427	$0.19
Fair value adjustment to series B warrants	7,444	0.19	745	0.02
Benefit related to release of deferred tax valuation allowance	(13,060)	(0.33)	—	—

Adjusted net income	$23,617	$0.61	$8,172	$0.21

RECONCILIATION OF BASIC EPS TO ADJUSTED EPS - FOR FOURTH QUARTER	Q4 2006	EPS	Q4 2005	EPS

	(in thousands, except for per share data)
Reconciliation of shares used to calculate adjusted EPS
Weighted average basic shares outstanding	30,399		26,608
Weighted average common shares attributable to conversion of preferred stock[1]	(1,818)		—
Total common shares issued upon conversion of preferred stock	9,296		9,296
Potentially dilutive options	2,357		2,357

Adjusted common equivalent shares outstanding	40,234		38,261

Net income allocable to common stockholders used to calculate basic EPS	$(2,071)	$(0.11)	$2,806	$0.11
Anti-dilutive and dilutive effect of additional shares on basic EPS		0.06		(0.04)
Accretion of preferred stock	440	0.01	588	0.02
Beneficial conversion related to preferred stock	18,267	0.45	—	—
Income attributable to preferred stock	—	—	531	0.01

Net income	$16,636	$0.41	$3,925	$0.10
Fair value adjustment to series B warrants	3,088	0.08	268	0.01
Benefit related to release of deferred tax valuation allowance	(13,060)	(0.32)	—	—

Adjusted net income	$6,664	$0.17	$4,193	$0.11

1 Weighted average common shares attributable to our preferred stock after conversion into common stock included in weighted average basic share outstanding.